Exhibit 99.2
This exhibit shows revisions of the Company’s historical Consolidated Statements of Operations and related non-GAAP financial measures, and the Consolidated Balance Sheets to correct for immaterial errors identified during the quarter ended November 2, 2024. The revisions here include the following:
•Consolidated Statements of Operations for fiscal years 2021, 2022 and 2023, and quarter-to-date periods within fiscal 2023, as well as revised non-GAAP financial measures, and
•Consolidated Balance Sheets for the fiscal years ended 2021, 2022 and 2023.

As a result of the correction of the immaterial errors, there were no changes in total operating, investing and financing cash flows for any of the historical periods impacted by the immaterial errors.

Macy’s reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The statements below include non-GAAP financial measures of changes in earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted net income, and adjusted diluted earnings per share.  Adjusted EBITDA, adjusted net income and adjusted diluted earnings per share exclude certain items that consist of impairment, restructuring and other benefits (costs), losses on early retirement of debt, and settlement charges (collectively, the “Adjustments”). The most directly comparable GAAP measure for EBITDA, adjusted EBITDA and adjusted net income is GAAP net income, and the most directly comparable GAAP measure for adjusted diluted earnings per share is diluted earnings per share.

Revised Consolidated Statements of Operations and Non-GAAP Financial Measures

	52 Weeks Ended January 29, 2022			52 Weeks Ended January 28, 2023
	As Reported	Adjustment	As Corrected	As Reported	Adjustment	As Corrected
	(millions, except percentages and per share figures)
Cost of sales	$(14,956)	$(15)	$(14,971)	$(15,306)	$(41)	$(15,347)
Operating income	2,350	(15)	2,335	1,730	(41)	1,689
Income before income taxes	1,866	(15)	1,851	1,518	(41)	1,477
Federal, state and local income tax expense	(436)	4	(432)	(341)	10	(331)
Net income	1,430	(11)	1,419	1,177	(31)	1,146
Basic earnings per share	4.66	(0.04)	4.62	4.28	(0.11)	4.17
Diluted earnings per share	4.55	(0.03)	4.52	4.19	(0.11)	4.08

Gross margin	9,504	(15)	9,489	9,136	(41)	9,095
Gross margin rate	38.9%	(0.1)%	38.8%	37.4%	(0.2)%	37.2%

Non-GAAP Financial Measures
Net income GAAP	1,430	(11)	1,419	1,177	(31)	1,146
Adjustments	1,764	(4)	1,760	1,391	(10)	1,381
EBITDA	3,194	(15)	3,179	2,568	(41)	2,527
Adjustments	126	—	126	80	—	80
Adjusted EBITDA	3,320	(15)	3,305	2,648	(41)	2,607

Net Income GAAP	1,430	(11)	1,419	1,177	(31)	1,146
Adjustments	238	—	238	82	—	82
Adjusted net income	1,668	(11)	1,657	1,259	(31)	1,228
Adjusted diluted earnings per share	5.31	(0.03)	5.28	4.48	(0.12)	4.36

Exhibit 99.2

	13 Weeks Ended April 29, 2023			13 Weeks Ended July 29, 2023
	As Reported	Adjustment	As Corrected	As Reported	Adjustment	As Corrected
	(millions, except percentages and per share figures)
Cost of sales	$(2,988)	$(4)	$(2,992)	$(3,176)	$4	$(3,172)
Operating income	244	(4)	240	124	4	128
Income (loss) before income taxes	211	(4)	207	(30)	4	(26)
Federal, state and local income tax (expense) benefit	(56)	—	(56)	8	(1)	7
Net income (loss)	155	(4)	151	(22)	3	(19)
Basic earnings (loss) per share	0.57	(0.02)	0.55	(0.08)	0.01	(0.07)
Diluted earnings (loss) per share	0.56	(0.01)	0.55	(0.08)	0.01	(0.07)

Gross margin	1,994	(4)	1,990	1,954	4	1,958
Gross margin rate	40.0%	(0.1)%	39.9%	38.1%	0.1%	38.2%

Non-GAAP Financial Measures
Net income (loss) GAAP	155	(4)	151	(22)	3	(19)
Adjustments	311	—	311	243	1	244
EBITDA	466	(4)	462	221	4	225
Adjustments	2	—	2	126	—	126
Adjusted EBITDA	468	(4)	464	347	4	351

Net Income (loss) GAAP	155	(4)	151	(22)	3	(19)
Adjustments	2	—	2	93	—	93
Adjusted net income	157	(4)	153	71	3	74
Adjusted diluted earnings per share	0.56	(0.01)	0.55	0.26	0.01	0.27

Exhibit 99.2

	13 Weeks Ended October 28, 2023			13 Weeks Ended February 3, 2024
	As Reported	Adjustment	As Corrected	As Reported	Adjustment	As Corrected
	(millions, except percentages and per share figures)
Cost of sales	$(2,902)	$(3)	$(2,905)	$(5,076)	$(77)	$(5,153)
Operating income (loss)	86	(3)	83	(72)	(77)	(149)
Income (loss) before income taxes	46	(3)	43	(103)	(77)	(180)
Federal, state and local income tax (expense) benefit	(3)	1	(2)	32	20	52
Net income (loss)	43	(2)	41	(71)	(57)	(128)
Basic earnings (loss) per share	0.16	(0.01)	0.15	(0.26)	(0.21)	(0.47)
Diluted earnings (loss) per share	0.15	—	0.15	(0.26)	(0.20)	(0.46)

Gross margin	1,958	(3)	1,955	3,044	(77)	2,967
Gross margin rate	40.3%	(0.1)%	40.2%	37.5%	(1.0)%	36.5%

Non-GAAP Financial Measures
Net income (loss) GAAP	43	(2)	41	(71)	(57)	(128)
Adjustments	269	(1)	268	227	(20)	207
EBITDA	312	(3)	309	156	(77)	79
Adjustments	22	—	22	1,012	—	1,012
Adjusted EBITDA	334	(3)	331	1,168	(77)	1,091

Net Income (loss) GAAP	43	(2)	41	(71)	(57)	(128)
Adjustments	16	—	16	756	—	756
Adjusted net income	59	(2)	57	685	(57)	628
Adjusted diluted earnings per share	0.21	—	0.21	2.45	(0.20)	2.25

	53 Weeks Ended February 3, 2024
	As Reported	Adjustment	As Corrected

Cost of sales	$(14,143)	$(81)	$(14,224)
Operating income	382	(81)	301
Income before income taxes	124	(81)	43
Federal, state and local income tax expense	(19)	21	2
Net income	105	(60)	45
Basic earnings per share	0.38	(0.22)	0.16
Diluted earnings per share	0.38	(0.22)	0.16

Gross margin	8,949	(81)	8,868
Gross margin rate	38.8%	(0.4)%	38.4%

Non-GAAP Financial Measures
Net income GAAP	105	(60)	45
Adjustments	1,051	(21)	1,030
EBITDA	1,156	(81)	1,075
Adjustments	1,161	—	1,161
Adjusted EBITDA	2,317	(81)	2,236

Net Income GAAP	105	(60)	45
Adjustments	868	—	868
Adjusted net income	973	(60)	913
Adjusted diluted earnings per share	3.50	(0.22)	3.28

Exhibit 99.2

Revised Consolidated Balance Sheets

	January 29, 2022
	As Reported	Adjustment	As Corrected
	(millions)
Current Liabilities:
Accounts payable and accrued liabilities	$3,086	$15	$3,101
Income taxes	108	(4)	104
Total Current Liabilities	5,416	11	5,427
Shareholders’ Equity:
Accumulated equity	5,268	(11)	5,257
Total Shareholders' Equity	3,621	(11)	3,610

	January 28, 2023
	As Reported	Adjustment	As Corrected
	(millions)
Current Liabilities:
Accounts payable and accrued liabilities	$2,750	$56	$2,806
Income taxes	58	(14)	44
Total Current Liabilities	4,861	42	4,903
Shareholders’ Equity:
Accumulated equity	6,268	(42)	6,226
Total Shareholders' Equity	4,082	(42)	4,040

	February 3, 2024
	As Reported	Adjustment	As Corrected
	(millions)
Current Liabilities:
Accounts payable and accrued liabilities	$2,434	$137	$2,571
Income taxes	83	(35)	48
Total Current Liabilities	4,430	102	4,532
Shareholders’ Equity:
Accumulated equity	6,190	(102)	6,088
Total Shareholders' Equity	4,137	(102)	4,035